                                                                  EXHIBIT 10.22





                           PLAN OF REORGANIZATION AND

                               AGREEMENT OF MERGER

                                      AMONG

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.,

                    FRANK WEISNER, D.M.D., ORTHODONTIST, P.C.

                                       AND

                            FRANK WEISNER, D.M.D. AS

                              THE SOLE OWNER OF THE
                             ISSUED AND OUTSTANDING
                                CAPITAL STOCK OF
                    FRANK WEISNER, D.M.D., ORTHODONTIST, P.C.


                          Dated as of November 6, 1996


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                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER


         PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (this "Agreement"), dated as of November 6, 1996, by and among FIRST NEW ENGLAND DENTAL CENTERS, INC., a Delaware corporation ("FNEDC"), FRANK WEISNER, D.M.D., ORTHODONTIST, P.C. (the "Company"; FNEDC and the Company being sometimes referred to collectively below as the "Constituent Corporations"), and the undersigned shareholder of the Company (the "Shareholder").


                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the business of the management of dental services (the "Business");

         WHEREAS, FNEDC intends to acquire all of the outstanding common stock of the Company at the Closing (defined in Section 7.1 below);

         WHEREAS, the respective Boards of Directors of FNEDC and the Company and the Shareholder have approved the acquisition of the Company by FNEDC through the merger of the Company into FNEDC (the "Merger"), upon the terms and subject to the conditions set forth herein and in accordance with applicable provisions of the statutes of the State of Delaware and the Commonwealth of Massachusetts, which permit such Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I


                                   THE MERGER

         I.1. The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Massachusetts Business Corporation Law (the "MBCL"), at the Effective Time (as defined in Section 1.2 below), the Company shall be merged with and into FNEDC and the separate existence of the Company shall thereupon cease. FNEDC will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation"), shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of FNEDC and all of its rights, privileges, immunities and franchises, public and private, and all its duties and liabilities as a corporation organized under the DGCL, will continue unaffected by the Merger.

         I.2. Effective Time of the Merger. As soon as practicable following fulfillment or waiver of the conditions specified in Article VI hereof, the Constituent Corporations will cause (i) duly executed Articles of Merger to be filed with the office of the Secretary of State of the Commonwealth of Massachusetts as provided in Section 79 of the MBCL (the "Massachusetts Articles of Merger"), and (ii) a duly executed Certificate of Merger to be filed with the office of the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger"), as required by Section 252 of the DGCL. Subject to and in accordance with the laws of the Commonwealth of Massachusetts and the State of Delaware, the Merger will become effective at the later of the date and time the Massachusetts Articles of Merger are filed with the office of the Secretary of State of the Commonwealth of Massachusetts and the Delaware Certificate of Merger is filed with the office of the Secretary of State of the State of Delaware, or at such later time or date as may be specified in the Massachusetts Articles of Merger and the Delaware Certificate of Merger (the "Effective Time"). Each of the parties will use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VI hereof.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

         II.1. Certificate of Incorporation. The Certificate of Incorporation of FNEDC as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time.

         II.2. By-Laws. The By-Laws of FNEDC as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time.

         II.3. Board of Directors and Officers. From and after the Effective Time, the Board of


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Directors and Officers of FNEDC shall be the Board of Directors and Officers of the Surviving Corporation.


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                                   ARTICLE III

                              CONVERSION OF SHARES

         III.1. Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Shareholder, and subject to Section 3.3 hereof, each issued and outstanding share of common stock of the Company ("Company Stock") shall be converted into and exchanged for (i) 41.67 fully paid and non-assessable shares of FNEDC Common Stock (defined below), and (ii) the right to receive the Cash Component (defined below).

                  (a) FNEDC Common Stock. As used herein, "FNEDC Common Stock" means validly issued, fully paid and non-assessable shares of common stock, par value $.01 per share, of FNEDC.

                  (b) Closing Consideration. As used herein, "Closing Consideration" means: (i) a total of 12,500 shares of FNEDC Common Stock to be issued to Shareholder at Closing; and (ii) the aggregate sum of $162,000.00 (the "Cash Component") to be paid to Shareholder by check on the Closing Date (defined in Section 7.1 below).

         III.2. Status of FNEDC Common Stock. Each issued and outstanding share of FNEDC Common Stock shall continue unchanged and remain outstanding after the Merger as a share of common stock of the Surviving Corporation.

         III.3.   Delivery of Certificates and Consideration.

                  (a) Delivery of Company Stock Certificates. At the Closing, Shareholder shall deliver to FNEDC all certificates which immediately prior to the Effective Time represented shares of Company Stock.

                  (b) Delivery of Closing Consideration. At the Closing, FNEDC shall issue and deliver to Shareholder the certificates representing those shares of FNEDC Common Stock to which Shareholder shall be entitled pursuant to
Section 3.1 hereof. FNEDC shall also pay to Shareholder the Cash Component as provided in Section 3.1(b) above.

         III.4. Business Valuation. It is the understanding of FNEDC that as of the Closing Date, the Company has no outstanding long-term debt or trade payables (collectively, the "Balance Sheet Factors"). If, following the Closing Date, it is determined that any of the Balance Sheet Factors changed to the detriment of FNEDC as of the Closing Date, then the Closing Consideration shall be reduced on a dollar-for-dollar basis to the extent of such variance and FNEDC shall be paid the amount of such reduction by Shareholder no later than fifteen
(15) days after the earlier of (i) notice to Shareholder, or (ii) the date on which Shareholder becomes aware of such variance. The parties agree that, in accordance with APB Opinion 16 and for accounting purposes only, the Merger shall be deemed to have occurred and take effect on October 1, 1996. In that regard, the Company shall furnish to FNEDC, within thirty (30) days following the


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Closing Date, an accounting of the accounts receivable, the trade payables, and cash on hand from October 1, 1996 up to the Closing Date (the "Accounting").

         III.5. Closing of Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         IV.1.    Representations and Warranties of FNEDC.

                  FNEDC hereby represents and warrants to Shareholder that each of the statements contained in this Section 4.1 is true and correct in all material respects as of the date hereof and will be true and correct at and as of the Closing.

                  (a) Organization, Power and Standing. FNEDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and to carry on its business as such business is now conducted and presently proposed to be conducted.

                  (b) Power and Authority Relative to Transaction. FNEDC has full corporate power and authority and has taken all required action necessary to permit it to execute and deliver this Agreement and to perform all of the obligations contained herein, and to execute, deliver and perform all of the obligations contained in all other instruments or agreements required hereby or incident or collateral hereto, and none of such actions conflicts with or violates any provision of law known to FNEDC or of the Certificate of Incorporation or Bylaws of FNEDC, or violates or constitutes a default under or will result in any breach of any agreement, indenture, deed of trust, mortgage, instrument, lease, order, judgment, writ, injunction, decree, license or permit of any court or governmental or regulatory body applicable to FNEDC or by which FNEDC or its assets may be bound.

                  (c) Valid and Binding Obligation. This Agreement constitutes, and each other instrument or agreement to be executed and delivered by FNEDC under this Agreement will constitute, the valid and legally binding obligation of FNEDC, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other general laws affecting the rights and remedies of creditors, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (d) Required Consents. No consent, order, approval, authorization, declaration or filing including, without limitation, any consent, approval or authorization of or


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declaration or filing with any governmental authority, is required on the part of FNEDC for or in connection with the execution and delivery of this Agreement.

                  (e) No Brokers. FNEDC has not dealt with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement and FNEDC is not under any obligation to pay any broker's fee, finder's fee or commission in connection with the transactions contemplated by this Agreement.

                  (f) Litigation. Except as set forth on Schedule 4.1(f) to this Agreement, there is no litigation, proceeding or investigation pending or, to the best of FNEDC's knowledge, threatened (nor, to the best of FNEDC's knowledge, is there any basis therefor) against FNEDC or affecting any of its properties, rights or assets, which is reasonably likely to materially and adversely affect the ability of FNEDC to consummate the transactions set forth in this Agreement.

                  (g) Due Issuance. On the Effective Date, the FNEDC Common Stock will be validly issued, fully paid and nonassessable.

                  (h) Continuity of Business Enterprise. It is the present intention of FNEDC to continue at least one significant historic business line of the Company or to use at least a significant portion of the Company's historic business assets in a business, each within the meaning of Treasury Regulations Section 1.368.1(d).

                  (i) Capitalization. FNEDC's entire authorized capital stock consists of 10,000,000 shares of FNEDC Common Stock, $.01 par value per share. As of the date of execution of this Agreement, and assuming the consummation of the transactions contemplated hereby, an aggregate total of 4,708,513 shares of FNEDC Common Stock are issued and presently outstanding.

                  (j) Qualification to Do Business. FNEDC is duly qualified to do business in Massachusetts and in all other jurisdictions in which failure to so qualify would have a material adverse effect on FNEDC.

                  (k) Financial Statements. The unaudited financial statements of FNEDC which have been provided to Shareholder in connection with the transactions contemplated by this Agreement (a) fairly present the financial position and results of operations of FNEDC as at the respective dates thereof, subject to the absence of year end adjustments and footnotes; (b) are in accordance with the books and records of FNEDC; and (c) are prepared in accordance with a modified cash basis of accounting consistently applied. FNEDC has no debts, liabilities or obligations of any nature whatsoever which are not disclosed on such financial statements.

                  (l) Disclosure. None of the representations or warranties made by FNEDC herein or in any information provided to Shareholder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein


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
or therein, in the light of the circumstances under which made, not misleading.

         IV.2.    Representations and Warranties Concerning the Company.

                  Shareholder hereby represents and warrant to FNEDC that each of the statements contained in this Section 4.2 (including the Schedules hereto) is true and correct as of the date hereof.

                  (a) Organization, Power and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with all requisite corporate power and authority to own its properties and engage in the business in which it is currently engaged. The copies of the Company's Articles of Organization and by-laws, as amended through the date hereof, that have been delivered to FNEDC by the Company are complete and correct as of the date of this Agreement and will continue in effect without further amendment through the Closing.

                  (b) Subsidiaries and Interest in Other Entities. The Company has no subsidiaries nor does it, directly or indirectly, own or have the right to acquire any equity interest in any other corporation, partnership, joint venture or other business organization. The Company has not made any investment in or advance of cash or other extension of credit to any company, entity or individual.

                  (c) Capitalization. The Company's entire authorized capital stock consists of 12,500 shares of common stock, $.00 par value per share (the "Company Stock"), of which 300 shares are issued and presently outstanding and held by Frank Weisner, D.M.D.

                  All of the outstanding stock of the Company has been issued in full compliance with all applicable securities laws. The Company has no outstanding options, warrants, conversion rights, exchange privileges or other commitments to issue or to acquire any shares of its capital stock or any securities or obligations convertible or exchangeable into shares of its capital stock except as set forth in Schedule 4.2(c).

                  (d) Qualification to do Business. The Company is duly qualified to do business in Massachusetts and in all other jurisdictions in which the failure to so qualify would have a material adverse effect on the Company.

                  (e) Financial Statements. Schedule 4.2(e) hereto includes: Statement of Income & Expenses for the periods ending 1993, 1994 and 1995 and Statement of Revenue and Expenses - Cash Basis - for three months ending May 31, 1996 and May 31, 1995 and 12 months ended May 31, 1996 and May 31, 1995. The financial information included in Schedule 4.2(e) is collectively referred to as the "Financial Information." The Financial Information is complete and accurate and fairly presents the financial condition of the Company at the dates indicated and the results of its operation for the periods indicated, and was prepared in accordance with the books and records of the Company and in conformity with a modified cash basis of accounting


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
consistently applied.

                  (f) Absence of Undisclosed Liabilities. Except for current liabilities incurred in the ordinary and usual course of business since the Closing Date, and liabilities reflected in the Schedules to this Agreement, the Company has no liabilities, whether absolute, accrued, contingent or otherwise and whether due or to become due, except as and to the extent reflected or reserved against in the Financial Information. Except for those liabilities set forth in Schedule 4.2(f) and current liabilities incurred in the ordinary and usual course of business since the Closing Date, which liabilities are estimated by Shareholder to equal approximately $0.00 Dollars, the Company shall not have any liabilities as of the Closing Date.

                  (g) Title to Properties, Etc.. Except as set forth in the Financial Information or as listed on Schedule 4.2(g), the Company is the sole owner of, and has good, valid and marketable title to, all of its properties and assets, real and personal, including all those reflected in the Financial Information (except for such assets as may have been since sold or otherwise disposed of in the ordinary course of business), and all trademarks, copyrights and service marks used in connection with the Business (the "Trademarks") and all assets set forth on Schedule 4.2(g). None of such properties is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge except:

                  (i) liens, encumbrances and leases incurred or made in the ordinary course of business which do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company (but excluding liens securing payment of indebtedness);

                  (ii) liens from nondelinquent taxes, assessments or governmental charges or levies; and

                  (iii)    as specifically set forth on Schedule 4.2(g).

The Company enjoys peaceful and undisturbed possession under all material leases under which it operates. All such leases are valid, subsisting and in full force and effect, and there are no uncured defaults of the Company under such leases. The assets and properties of the Company are adequate to conduct the operations currently conducted and presently proposed to be conducted by the Company. All machinery, equipment and other assets of the Company are in good repair, have been well maintained and conform to all applicable ordinances, regulations and zoning or other laws, and such machinery and equipment is in good working order. There is no pending or, to the best of Shareholder's knowledge, threatened condemnation of any such property. Except as set forth in Schedule 4.2(g), the leasehold or other interest of the Company in such real property is not subject or subordinate to any security interest, lien or mortgage except with respect to liens for taxes not yet due and payable. To the best of Shareholder's knowledge, the use of the Company's premises by the Company and the occupancy and operation thereof by the Company are in compliance with all applicable Federal, state and local laws, ordinances and regulations, including without limitation Federal and state safety, health,


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
environmental protection and hazardous waste laws, regulations, standards and ordinances.

                  (h) Conduct of Business; Absence of Material Adverse Changes. Since the Closing Date, except as otherwise required pursuant to this Agreement, the Business has been conducted only in the usual and ordinary course, and there has been (i) no sale, transfer or other disposition of any of the Company's material assets or stock; (ii) no encumbrance placed upon the Company's assets or stock; (iii) no other event or condition known to Shareholder which materially and adversely affects, or which is reasonably likely to materially and adversely affect, the Business or the condition (financial or other), prospects, assets or liabilities of the Company; and (iv) no free service, premium or gift offered as an inducement to existing or prospective patients (other than charitable care provided in accordance with the Company's policy regarding uncompensated care).

         In particular, and without limiting the generality of the foregoing, since the Closing Date Shareholder has not permitted the Company to do any of the following:

                  (i)      change its method of management or operations;

                  (ii) except as required under this Agreement, amend its Articles of Organization or By-Laws;

                  (iii) terminate the services of any employee, consultant or agent of the Company;

                  (iv) except as disclosed on Schedule 4.2(l), increase the compensation payable or to become payable to any officer, director, employee or agent of the Company or make or enter into any bonus payment arrangement with any officer, director, employee, or agent, or hire or engage any additional management personnel or consultants for the business of the Company;

                  (v) directly or indirectly redeem, purchase or otherwise acquire or dispose of any properties or assets except in the ordinary course of business;

                  (vi) subject any of its properties or assets to any mortgage, pledge, security interest or lien;

                  (vii) directly or indirectly redeem, purchase or otherwise acquire any of its outstanding capital stock;

                  (viii) incur any indebtedness for borrowed money, make any loans or advances to any individual, firm or corporation or assume, guarantee or endorse, or otherwise become responsible for the obligation of any other individual, firm or corporation except in the ordinary course of business;


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                  (ix)     modify, amend, cancel or terminate any existing
         agreement material to its business, including the making of any substantial prepayment on any existing obligation, except in the ordinary course of business;

                  (x) make any material change in the accounting methods or practices employed by the Company as at the date hereof in respect of the business of the Company;

                  (xi) enter into any contract or commitment involving in any instance aggregate payment by the Company of more than $1,000 or extending beyond the Closing Date, other than in the usual and ordinary course of business consistent with past practice;

                  (xii) declare or pay any dividend or distribution in respect of its capital stock, either in cash, kind or in shares of stock or issue or authorize any securities of the Company or grant stock options, warrants or other rights to acquire shares of its stock or securities convertible into or exchangeable for shares of its stock;

                  (xiii) take any other action which would adversely affect or detract from the value of the Company or the Company Stock, including without limitation cancelling any debts or claims;

                  (xiv) waive any rights of material value or modify, amend, alter or terminate any Material Contract; and/or

                  (xv) directly or indirectly offer, solicit or entertain offers for or take any other action with a view to the sale of all or any substantial part of the assets, stock or business of the Company.

                  (i) Tax Returns and Payments. The Company has prepared in good faith and filed when due all tax returns required by law to be filed and has paid when due all taxes, assessments and other governmental charges (whether or not shown on any tax return) including, without limitation, all estimated tax payments imposed upon any of its properties, assets or income, and the Company has no liability for any Federal, state or local taxes not yet paid which relate either to prior taxable years or to the portion of taxable year 1996 preceding the Closing. To the best of Shareholder's knowledge, all such tax returns are correct and complete in all material respects and neither the Federal income tax returns of the Company nor any state income or corporation excise tax returns of the Company have ever been audited. The Company has never filed a consent under
Section 341(f) of the Internal Revenue Code. The Company has not executed any waiver or consent that would have the effect of extending any applicable statute of limitations in respect of any of its tax liabilities. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate and there is no unpaid assessment or any basis for the assessment of any material amount of additional taxes for any period or partial period preceding the Closing. Except as set forth on Schedule 4.2(i), neither


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
the Internal Revenue Service nor any other taxing authority has asserted or threatened to assert, or is now asserting or threatening to assert, against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Company has withheld from its employees, or its other payees, gross compensation and has paid over to appropriate governmental authorities all tax and other withholdings required by applicable law.

                  (j) Compliance with Laws. The Company is not in material violation of any Federal, state or local statute, ordinance, judgment, decree, order or governmental rule, regulation, policy or guideline applicable to the Company in a manner which could materially and adversely affect its condition (financial or otherwise), the transactions contemplated by this Agreement or the Business.

                  (k) Insurance. The Company is insured under the insurance policies listed in Schedule 4.2(k), all of which are valid and in full force. Except as otherwise indicated on Schedule 4.2(k), all liability insurance policies are on an "occurrence" basis. All premiums due to date under such policies have been paid, and no default exists thereunder. To the best of Shareholder's knowledge, the insurance listed in Schedule 4.2(k) is in amounts adequate to cover losses on physical assets.


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         (l)      Employees and Compensation.

                           (i) The Company is not in violation of any applicable Federal, state and local laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours in a manner which could materially and adversely affect its condition (financial or otherwise). None of the Company's employees are represented by any union and there is no labor strike, dispute, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of the Company or any labor union pending or threatened against the Company.

                           (ii) There are no employment or consulting contracts or arrangements (other than those terminable at will) with any employees or consultants of or associated with the Company other than as described on Schedule 4.2(l) hereto. Schedule 4.2(l) also sets forth a true and complete list of all employees of and consultants to the Company, showing date of hire, hourly rate or salary or other basis of compensation, each bonus, hourly rate increase and/or salary increase granted since December 31, 1995 (or committed to be granted in connection with the transactions contemplated hereunder), and job function.

         (m) Employee Benefits. Schedule 4.2(m) contains a complete and accurate list of each plan, arrangement, understanding, practice or commitment, formal or informal, firm or contingent, written or oral, currently sponsored, maintained or contributed to by the Company which covers, or which at any time prior to the Closing Date covered, any of the current or former officers, employees or independent contractors of the Company or its predecessors and providing any of the following benefits: bonus, stock bonus, profit sharing, pension, retirement, life insurance, medical, hospitalization, dental, vision, disability, vacation, workers' compensation, deferred or incentive compensation, severance benefits and including, without limitation, each "employee pension benefit plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA")) and "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) (collectively, the "Plans"). Except as disclosed on Schedule 4.2(m):

                  (A) The Company and Shareholder have not engaged in any transactions which would, directly or indirectly, subject any Plan, its related trust or the Company to a tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA, or any other liability;

                  (B) The Company and Shareholder have performed all material obligations and have not violated the provisions of any of the Plans and, to the best knowledge of the Company and Shareholder, no other party is in violation thereof;

                  (C) each Plan is in compliance in all material respects with all applicable requirements prescribed by all statutes (including, without limitation, ERISA and the Code), orders, governmental rules or regulations;

                  (D) all payments required to be made to each Plan as of the Closing Date have been timely and completely made, all deductions for such payments have not been challenged or disallowed by any government entity (nor do Shareholder or the Company have any reason to believe that such deductions are not allowable), all amounts properly accrued as unpaid liabilities of the Company with respect to each Plan for the current plan year have been recorded on the Company's books, and all contributions for benefits with respect to the 1995 plan year have been contributed to the Frank Weisner, D.M.D., P.C. Profit-Sharing Plan & Trust as of the Closing Date;

                  (E)      each Plan intended to meet the requirements under
Section 401(a) of the Code has received a favorable, unrevoked determination letter from the Internal Revenue Service with respect to the Tax Reform Act of 1986 and subsequent legislative changes to the Code (with its related trust having been determined by the Internal Revenue Service to be exempt from taxation under Section 501(a) of the Code), which determination letter may still be relied upon as to such tax qualified status, and to the best of Shareholder's knowledge no circumstances have occurred that would adversely affect the tax qualified status of any such Plan;

                  (F) there is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or, to the best knowledge of the Company, threatened, alleging any breach of the terms of any Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any Plan, nor, to the best knowledge of the Company, any arbitration, proceeding or investigation;

                  (G) subject to applicable requirements of ERISA, neither any provision of any Plan nor any agreement with any employee nor any representation or course of conduct by or on behalf of the Company would prevent the amendment or termination after the Closing Date of any Plan without liability to Company;

                  (H) there are not any benefits or severance obligations of the Company that will arise as a result of the transactions provided for herein;

                  (I) no Plan which is an "employee welfare benefit plan" provides for continuing benefits or coverage, including but not limited to medical, health or life insurance, to an employee or former employee following termination of employment with the Company other than that required by Section 4980B of the Code and Sections 601 through 609 of ERISA;

                  (J) each Plan which is a "group health plan" (within the meaning of Section 5000(b)(1) of ERISA) is in material compliance with the requirements under Section 4980B of the Code and Sections 601 through 609 of ERISA;

                  (K) no Plan is, or forms part of, a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), a "multiemployer plan" (within the meaning of

Section 4001(a)(3) of ERISA) or a "voluntary employees" beneficiary association (within the meaning of Section 501(c)(9) of the Code);

                  (L) with respect to each Plan which is a self-insured "employee welfare benefit plan," no claims have been made pursuant to any such Plan that have not yet been paid and, to the best knowledge of the Company, no injury, sickness or other medical condition has been incurred with respect to which claims may be made pursuant to any such Plan; and

                  (M) all reports, forms and other documents with respect to any Plan required to be filed with any government entity or to be disclosed to Plan participants and their beneficiaries have been timely filed or disclosed, as the case may be, and are accurate.

         (n) Material Contracts. Schedule 4.2(n) hereto sets forth a complete and accurate list and compilation of all material:

                  (i) contracts with respect to the provision of health care services, including all contracts with third party payors with the Company or the Shareholder;

                  (ii) licenses, leases, contracts and other arrangements with respect to any material property of the Company;

                  (iii) contracts (written or unwritten) with respect to which the Company has any liability or obligation, contingent or otherwise, involving more than $1,000 or which may otherwise have any continuing effect after the Closing Date, or which place any material limitation on the method of conducting or the scope of the Company's business;

                  (iv) contracts of the Company with directors, officers, employees, agents and/or consultants of the Company or the spouses or relatives of such persons;

                  (v) compensation arrangements for all employees and consultants including rates of pay and other benefits and the amounts of compensation and other benefits accrued as of a recent date;

                  (vi) agreements, contracts or instruments relating to the borrowing of money, or the guaranty of any obligation for the borrowing of money;

                  (vii) contracts between officers, directors or employees of the Company and any other person or entity which purport to restrict the Company's business activities or use of information in its business, including without limitation any covenant not to compete;

                  (viii) any other material contracts, instruments, commitments, plans or arrangements of the Company; and

                  (ix) all agreements relating to any securities of the Company or rights in connection therewith.

All the foregoing, together with any other contracts, leases or other agreements referred to herein or in any Schedule hereto, are herein called "Material Contracts." Such list includes with respect to each Material Contract the names of the parties, the date thereof, its title or other general description. Copies of all Material Contracts have been delivered to FNEDC or FNEDC's counsel. The Material Contracts listed on Schedule 4.2(n) set forth the entire arrangement and understanding between the Company and the respective third parties with respect to the subject matter thereof and, except as indicated in such Schedule, there have been no amendments or side or supplemental arrangements to or in respect of any Material Contract. The Company has furnished to FNEDC true and correct copies of all Material Contracts as currently in effect, and will furnish any further information that FNEDC may reasonably request in connection therewith. Each Material Contract is valid and in full force and effect, and the Company has performed all material obligations required to be performed by it thereunder. The Company is not in material default under or in material breach or material violation of (x) its Articles of Organization or Bylaws, or (y) any Material Contract, or (z) any other agreement, decree, order, statute or governmental rule or regulation applicable to it, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any such default, breach or violation of the Company's Articles of Organization or Bylaws, any Material Contract or any other agreement, law, decree or order to which the Company is a party or by which it is bound. To the best of Shareholder's knowledge, there is no event which has occurred or existing condition which, with notice, the happening of an event and/or the passage of time, would constitute a default under any Material Contract or would cause the acceleration of any obligation of any party thereto, give rise to any right of termination or cancellation or cause the creation of any lien or encumbrance on any asset of the Company. To the best of Shareholder's knowledge, no third party is in default under any material provision of any Material Contract. Shareholder has no knowledge that the parties to any Material Contract will not fulfill their obligations thereunder in all material respects. There is no term of any Material Contract which now or in the future may, so far as Shareholder can now reasonably foresee, materially adversely affect the Business or the business, operations, affairs, prospects or condition of the Company.

         (o) Books and Records. All corporate action of the Company's board of directors and shareholders has been duly authorized in accordance in all material respects with applicable law and the Articles of Organization and by-laws of the Company, and has been duly and accurately recorded in the Company's minute books in all material respects. The general ledgers and books of the Company and all of its other books, accounts and records are in all material respects complete and correct and have been maintained in accordance in all material respects with good business practice and all applicable laws and regulations.

         (p) Banking Relationships. All of the arrangements which the Company has with any banking institution are completely and accurately described in Schedule 4.2(p) indicating with respect to each such arrangement the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereto. The Company has no outstanding powers of attorney of any kind.

         (q) Required Consents, Etc. Except as described in Schedule 4.2(q) hereto, to the best of Shareholder's knowledge, no consent, approval, authorization, declaration or filing, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental authority, is required on the part of the Company in connection with the execution and delivery of this Agreement or exchange of Company Stock pursuant hereto.

         (r) Licenses and Permits. Schedule 4.2(r) hereto sets forth a complete and accurate list of all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities held by the Company which are in effect and which in any way relate to the Company's business (collectively, the "Authorizations"). To the best of Shareholder's knowledge, the Authorizations constitute all licenses, permits, consents, approvals and authorizations required for the conduct of the Business, and no suspension or cancellation of any Authorization is threatened. To the best of Shareholder's knowledge, all of the Authorizations are in full force and effect and are valid and enforceable in accordance with their terms. To the best of Shareholder's knowledge, there exists no fact or circumstance which constitutes, or with the passage of time or giving of notice or both would constitute, a default under any Authorization or permit any governmental or other authority to cancel or terminate any Authorization.

         (s) Accounts Receivable. Except as set forth on Schedule 4.2(s), all of the accounts receivable of the Company as of the Closing will be valid and enforceable claims, fully collectible in the ordinary course of business (subject to allowances set forth in the subject contracts and to the reserves for bad debts reflected in the Financial Information) and, to the best of Shareholder's knowledge, subject to no set-off or counterclaim. The Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company. All accounts receivable arose out of bona fide transactions in the ordinary course of business.

         (t) Litigation. Except as set forth on Schedule 4.2(t), there is no litigation, proceeding or investigation pending or, to the best of Shareholder's knowledge, threatened (nor, to the best of Shareholder's knowledge, is there any basis therefor) against the Company or affecting any of its properties, rights or assets or against any officer or employee which relates to the affairs of the Company or the right of any officer or employee to participate in the business of the Company and which is reasonably likely to result in any material adverse change in the Business or in the business or condition (financial or otherwise), prospects, assets or liabilities of the Company or which relates to the Company Stock or the transactions contemplated by this Agreement, in any court or before any authority or governmental entity including, without limitation, actions, proceedings or investigations with respect to any alleged violation by the Company of any law, statute, ordinance, regulation, order, policy or guideline of any governmental entity.

         (u) No Brokers. The Company has not dealt with any broker, finder or similar agent with respect to the transactions contemplated by the Agreement and the Company is not under any obligation to pay any broker's fee, finder's fee or commission in connection with the transactions contemplated by this Agreement.

         (v) Disclosure. Neither the representations and warranties of the Shareholder contained in this Agreement nor the financial or other information included in the Schedules hereto, nor any other document, certificate or written statement furnished to FNEDC by or on behalf of Shareholder or the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein complete and not misleading as of the dates thereof in light of the circumstances in which they were made. There is no fact presently known to Shareholder which may (so far as Shareholder or the Company can now reasonably foresee) materially adversely affect the Business or the business, operations, affairs, prospects or condition of the Company or its property or assets which has not been set forth in this Agreement or in a document, certificate or written statement furnished to FNEDC by Shareholder or by the Company pursuant hereto.

         (w) No Offer. Shareholder have not, directly or indirectly, offered, solicited offers for or sold, assigned, pledged or otherwise transferred any Company Stock prior to the Closing. Neither Shareholder nor the Company has, directly or indirectly, through any officer, director, agent or otherwise, (i) solicited, initiated or encouraged submission of proposals or offers from any person other than FNEDC relating to any acquisition or purchase of any of the Company Stock and/or the assets of the Company, or any equity interest in the Company or any equity investment, merger, consolidation or business combination with the Company, or (ii) participated in any discussions or negotiations regarding, or furnished to any other person, any non-public information with respect to, or otherwise cooperated in any way with, or assisted or participated, facilitated or encouraged, any effort or attempt by any other person to do or seek any of the foregoing.

         IV.3.    Representations and Warranties Concerning Shareholder.

                  Shareholder hereby represents and warrants to FNEDC that each of the statements contained in this Section 4.3 are true and correct as of the date hereof and will be true and correct at and as of the Closing:

                  (a) Title. Shareholder has and at the Closing will have good, marketable and unencumbered title to, and full right, power and authority to sell, transfer, assign and deliver such Company Stock as herein agreed subject only to pledges of said stock which will be satisfied on the Closing Date; and FNEDC will on the Closing Date, acquire good and marketable title to such Company Stock, free and clear of any liens, encumbrances, restrictions on transfer, charges or claims.

                  (b) Due Issuance. The shares of Company Stock owned by Shareholder are and as of the Closing will be validly issued, fully paid and nonassessable.

                  (c) Validity and Enforceability. This Agreement is, and each of the other agreements and instruments of Shareholder contemplated hereby are and will be at the Closing, the valid and binding obligations of Shareholder, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other general laws affecting the rights and remedies of creditors, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and the execution and performance of this Agreement and such other agreements and instruments including, without limitation, Shareholder's Dental Employment Agreement (defined in Section 6.1(d) below), will not result in any violation of or be in conflict with or constitute a default under any contract, agreement, instrument, judgment, decree or order to which either Shareholder is a party or by which either Shareholder may be bound.

                  (d) No Brokers. Shareholder has not dealt with any broker, finder or similar agent with respect to the transactions contemplated by the Agreement and Shareholder is not under any obligation to pay any broker's fee, finder's fee or commission in connection with the transactions contemplated by this Agreement.

                  (e) Dental Practice. Shareholder represents and warrants that he conducts his dental practice exclusively through the Company, and that the Company has good, marketable and, subject to any exceptions set forth in
Section 4.2(g), unencumbered title to all assets used by such Shareholder in connection with his dental practice.

                  (f) Purchase For Own Account. Shareholder is acquiring the shares of FNEDC Common Stock to be acquired at the Closing for investment for his own account, and not with a view to selling or otherwise distributing the FNEDC Common Stock in violation of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the FNEDC Common Stock.

                  (g) Reliance Upon Shareholder's Representations. Shareholder understands that none of the shares of FNEDC Common Stock hereby acquired are registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the FNEDC Common Stock hereunder is exempt from registration under the Securities Act pursuant to
Section 4(2) thereof, and that FNEDC's reliance on such exemption is predicated upon Shareholder's representations set forth herein.

                  (h) Experience. Shareholder has carefully reviewed the representations concerning FNEDC contained in this Agreement, and have made detailed inquiry concerning FNEDC, its business and its personnel; the officers of FNEDC have made available to Shareholder any and all written information which they have requested and have answered to

Shareholder's satisfaction all inquiries made by them; Shareholder has sufficient knowledge and experience in investing in companies similar to FNEDC so as to be able to evaluate the risks and merits of their respective investments in FNEDC and are able financially to bear the risks thereof.

                  (i) Accredited Investors. Shareholder represents to FNEDC that he is an Accredited Investor, as defined in Rule 501(a) under the Securities Act.

                  (j) Restricted Securities. Shareholder understands that none of the FNEDC Common Stock issued hereby may be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the FNEDC Common Stock or an available exemption from registration under the Securities Act, the FNEDC Common Stock must be held indefinitely. In particular, Shareholder is aware that none of the FNEDC Common Stock may be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                  (k) Illiquidity; Value of Shares. Shareholder understands that: (i) Prior to the date of this Agreement, there has been no public market for the FNEDC Common Stock, and no assurance can be given that an active public market for the FNEDC Common Stock will develop or, if developed, that it will be sustained after a public offering; (ii) The per share price of the FNEDC Common Stock is determined by the Board of Directors of FNEDC, and the per share sale or exchange price for transactions which have been consummated during the past six months have ranged from $6.50 to $10.00; and (iii) In the future, the FNEDC Common Stock could be subject to wide fluctuations in value in response to FNEDC's operating results, announcements by FNEDC or others of developments affecting FNEDC or its competitors or customers and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for the capital stock of many companies, often unrelated to the operating performance of the specific companies. Similar events in the future may adversely affect the market prices of the FNEDC Common Stock.

                  (l) Legend. Each certificate representing FNEDC Common Stock shall bear a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES

                  UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

                  (m) Authority. Shareholder has full power and authority to enter into and to perform this Agreement in accordance with its terms.


                                    ARTICLE V

                       ADDITIONAL COVENANTS AND AGREEMENTS

         V.1. FNEDC's Access to Information. Shareholder shall cause the Company to permit FNEDC and its counsel, accountants and other representatives full and free access, upon reasonable notice and during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments, records, officers and personnel of the Company and shall furnish FNEDC during such period all such information concerning the business affairs of the Company as FNEDC or its counsel, accountants and other representatives may reasonably request. If the transactions contemplated by this Agreement are not consummated, all confidential or proprietary information furnished by Shareholder or the Company shall be kept in strict confidence and shall not be used or disclosed by any recipient, and FNEDC shall cause each such recipient to return to the Company all copies of documents or records furnished hereunder. No investigation or findings of FNEDC shall diminish or affect the representations and warranties of Shareholder in this Agreement or relieve Shareholder of any of their obligations hereunder.

         V.2. Shareholder's Consents and Approvals. Shareholder shall use his best efforts to obtain all governmental and regulatory approvals and actions necessary to consummate the transactions contemplated hereby which are required to be obtained by applicable law or regulations.

         V.3.     Registration Rights.

                  (a) For purposes of this Section 5.3, "Registrable Securities" shall mean all issued and outstanding FNEDC Common Stock, including any such common stock issued upon any stock split, stock dividend, recapitalization or similar event; provided that any such share shall cease to be a "Registrable Security" when sold pursuant to a registration statement declared effective under the Securities Act, or sold pursuant to Rule 144 promulgated thereunder.

                  (b) If FNEDC shall determine to register any of its securities (other than a registration relating solely to employee benefit plans or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), FNEDC will include that portion of Shareholder's Registrable Securities as he shall elect to sell, provided that, if the managing underwriter(s) shall impose a limitation on the number of shares of common stock included in any such registration statement because such limitation is necessary in its judgment to effect an orderly public distribution, then Shareholder's portion of the shares available for registration, if any, after application of such limitation shall be determined pro rata in accordance with his percentage ownership interest in the Registrable Securities to be included in said offering, and FNEDC will pay for the registration expenses (but not the underwriting discounts, selling commissions and transfer taxes) in connection with the registration of such shares.

                  (c) If Shareholder disapproves of the terms of any FNEDC underwriting in which his shares are to be included under this Section 5.3, he may elect to withdraw therefrom by written notice to FNEDC and to the underwriter, delivered at least seven (7) days prior to the effective date of the registration statement therefor.

         V.4. Assignment of Trademarks and Other Agreements. If Shareholder has ownership rights, title or interest in the Trademarks, or is a party in his individual capacity to any contracts, agreements, or other documents ("Other Documents") intended to be transferred to FNEDC pursuant to the Merger, Shareholder hereby conveys, transfers and assigns any and all of such right, title and interest in and to said Trademarks and Other Documents and will take whatever action necessary for FNEDC to effect transfer or assignment of the same subsequent to the Closing.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         VI.1. Conditions Precedent to FNEDC's Obligations. The obligation of FNEDC to consummate the transactions contemplated by this Agreement is expressly subject to the fulfillment or express written waiver of the following conditions on or prior to the Closing Date:

                  (a) Representations and Warranties True; Obligations Performed. Each of the representations and warranties contained in Sections 4.2 and 4.3 of this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as otherwise specifically provided for herein. Shareholder shall have performed, on or before the Closing Date, all obligations under this Agreement which by the terms hereof are to be performed by Shareholder on or before the Closing Date.

                  (b) Delivery of Certificates. Shareholder shall have delivered to FNEDC certificates representing the Company Stock, duly endorsed for transfer or with duly executed stock powers attached.

                  (c) Required Consents. All consents and waivers, in form and substance satisfactory to FNEDC and its counsel, necessary to consummate the transactions contemplated hereby and for the Merger shall have been obtained by Shareholder.

                  (d) Dental Employment Agreement. Shareholder shall have executed and delivered an employment agreement between himself and Osorio and Watkin, D.M.D., P.C. (the "P.C.") in the form attached hereto as Exhibit 6.1(d) (the "Dental Employment Agreement").

                  (e) Filing of Restated Articles of Organization. Shareholder shall have caused to be filed Restated Articles of Organization of the Company in the form attached hereto as Exhibit 6.1(e).

                  (f) Lease(s). The Company shall have delivered a fully executed (i) First Amendment to Lease by and between Frank Weisner, D.M.D., and the Company relating to the real property located at 104 Whalon Street, Fitchburg, Massachusetts 01420 and used until the date of execution hereof by the Company for the conduct of its business (the "Lease Amendment Agreement"),
(ii) an Assignment and Assumption Agreement with respect to the lease for the real property located at 1534 Main Street, Athol, Massachusetts 01331, (the "Assumption Agreement") in substantially the form set forth as Exhibit 6.1(f)(2), and (iii) a Landlord Consent and Estoppel Certificate in substantially the form attached hereto as Exhibit 6.1(f)(3) with respect to each of the leases for the real property located at 34 Parker Street, Gardner, Massachusetts 01440 and 1534 Main Street, Athol, Massachusetts 01331 and 104 Whalon Street, Fitchburg, Massachusetts 01440, respectively (the "Consents"). In the case of each of (i), (ii) and/or (iii) above, the agreements shall be in form(s) reasonably satisfactory to FNEDC and its counsel.

                  (g) Legal Opinion from Counsel for Shareholder. FNEDC shall have received the written opinion of Goldstein & Goldstein, counsel for the Company, dated the Closing Date and in a form satisfactory to FNEDC's counsel.

                  (h) Employment Agreements. Shareholder shall have delivered evidence reasonably satisfactory to FNEDC of the termination of employment of any persons employed by the Company, such termination to be effective immediately prior to the Closing.

                  (i) Consulting Agreement. Shareholder shall have executed and delivered a Consulting Agreement (the "Consulting Agreement") between himself and the P.C. in the form attached hereto as Exhibit 6.1(i).

                  (j) Delivery of Other Instruments. Shareholder shall have delivered such other certificates, consents, instruments or agreements as may be reasonably requested by FNEDC or its counsel.

         VI.2. Conditions Precedent to Company's Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the fulfillment or express written waiver of the following conditions on or prior to the Closing Date:

                  (a) Representations and Warranties True; Obligations Performed. Each of the representations of FNEDC contained in Section 4.1 shall be true and correct in all material respects at and as of the Closing except as otherwise specifically provided for herein. FNEDC shall have performed, on or before the Closing Date, all obligations under this Agreement which by the terms hereof are to be performed by FNEDC on or before the Closing Date.

                  (b) Dental Employment Agreement and Consulting Agreement. The P.C. shall have executed and delivered to Shareholder his Dental Employment Agreement and Consulting Agreement.

                  (c) FNEDC's Covenant With Respect To The Company's Employees. FNEDC agrees to offer employment to all of the Company's employees as of the Closing Date at their current salary levels and with FNEDC's standard benefits.

                  (d) Legal Opinion from Counsel to FNEDC. Shareholder shall have received the written opinion of Lyne, Woodworth & Evarts, counsel to FNEDC, dated the Closing Date and in a form reasonably satisfactory to Shareholder' counsel.

                  (e) Unaudited Financial Statements. FNEDC shall have provided Shareholder with the most recent copies of its unaudited financial statements.

                                   ARTICLE VII

                             CLOSING AND DELIVERIES

         VII.1. Date and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m. on November 6, 1996 at the offices of McDermott, Will & Emery, or at such other time and place as the parties may mutually agree in writing (the "Closing Date").

         VII.2. Deliveries at Closing by Shareholder. At the Closing, provided FNEDC has duly performed its obligations hereunder, Shareholder shall deliver or cause to be delivered to FNEDC the following:

                  (a) certificates representing the Company Stock, duly endorsed for transfer or with duly executed stock powers attached, and free of any liens, encumbrances, restrictions on transfer, charges or claims;

                  (b) certified copies of resolutions duly adopted by (i) the Company's Board of Directors, and (ii) Shareholder, approving and authorizing the transactions provided for in this Agreement, the execution hereof and the performance of all acts required to be performed by the Company hereunder, accompanied by an appropriate certificate of incumbency;

                  (c) duly executed Articles of Merger for filing with the Massachusetts Secretary of the Commonwealth and Certificate of Merger for filing with the Delaware Secretary of State;

                  (d) the Lease Amendment Agreement, Assumption Agreement and the Consents, as applicable;

                  (e) Instruments of transfer, in form reasonably satisfactory to FNEDC and its counsel, to convey all of the Company's rights, title and interest in and to the Other Documents; and

                  (f) all consents of any person or any entity, whether or not a party to this Agreement, which are necessary to effectuate the transfer of the Company Stock and the assignment of the Other Documents, if any, and the consummation of the transactions contemplated by this Agreement.

         VII.3. Deliveries by FNEDC. At the Closing, provided Shareholder and the Company have fully performed all of their respective obligations hereunder, FNEDC shall deliver or cause to be delivered to Shareholder the following:

                  (a)      certificates for the FNEDC Common Stock;

                  (b)      a check in the amount of $162,000;

                  (c) a certified copy of resolutions duly adopted by FNEDC's Board of Directors approving and authorizing the transactions provided for in this Agreement, the execution hereof and the performance of all acts required to be performed by FNEDC hereunder, accompanied by an appropriate certificate of incumbency; and

                  (d) duly executed Articles of Merger for filing with the Massachusetts Secretary of the Commonwealth and Certificate of Merger for filing with the Delaware Secretary of State.


                                  ARTICLE VIII

                              POST-CLOSING MATTERS

         VIII.1. Further Assurances. Following the Closing Date, Shareholder will execute and deliver to FNEDC such documents and take such other actions, at Shareholder's expense, as FNEDC may reasonably request in order to vest in FNEDC good, valid and marketable title to the Company Stock.

         VIII.2.  Benefits-Related Matters.


         (a) FNEDC shall retain the right, subject to Shareholder's approval, to amend in any respect or to terminate in whole or in part any Plan in accordance with the provisions of such Plan and applicable law.

         (b) Nothing contained in this Agreement shall obligate or commit FNEDC to continue any Plan with respect to services after the Closing Date or to maintain in effect any such Plan or any similar plan or any level or type of benefit.

         (c) Shareholder shall be responsible to fulfill all reporting, disclosure and other administrative duties as plan administrator and named fiduciary for each of the Plans, such duties to include but not be limited to the filing of all IRS Form 5500s, the distribution of summary annual reports to Plan participants and beneficiaries and responding to IRS inquiries regarding any Plan year prior to the Closing Date any failure by Shareholder to fulfill these duties shall be subject to the indemnification provisions under Section 10.2(b) below.

         (d) Shareholder agrees to be personally and individually liable for any contribution obligations under all Plans.

         (e) Shareholder shall provide to FNEDC copies of any correspondence relating to the Plans and shall inform FNEDC of any communications with a government agency, including but not limited to the Internal Revenue Service and the U.S. Department of Labor, regarding the Plans.

         VIII.3. Access to Records. Shareholder agrees to provide FNEDC and its auditors with access to all of Company's books and records for fiscal years 1993 through and including 1996.


                                   ARTICLE IX

            NON-COMPETITION AGREEMENT AND NON-SOLICITATION AGREEMENT

         IX.1.    Non-Competition. Subject to the provisions set forth in this
Section 9.1 and in Article XI below, and for a period of two (2) years following the date each Shareholder ceases to be an employee of the P.C. or of FNEDC for any reason, such Shareholder agrees that he shall not, directly or indirectly, in whole or in part: (a) own, manage, operate, control, or participate in the ownership, management, operation or control of any dental practice or health care facility, however organized, which has any location within six (6) miles of any location of FNEDC or the P.C. and which competes directly or indirectly with FNEDC or the P.C. in the provision of dental and/or other health care services; or (b) practice dentistry at any location within six (6) miles of any location of FNEDC or the P.C. at which such Shareholder provide services at any time.

         If any part of the this Section 9.1 should be determined by a court of competent jurisdiction to be unreasonable in nature, duration, geographic area, or scope, then this

Agreement is intended to and shall extend only for such period of time, in such area and with respect to such activity, as is determined by said court to be reasonable.

         IX.2. Non-Solicitation. Shareholder recognizes that the success of FNEDC's business both with respect to the quality and availability of patient care depends upon the loyalty to the P.C. and FNEDC of its employees and patients. Accordingly, Shareholder agrees that, subject to the provisions set forth in Article XI below, Shareholder will not, for any purpose, for a period of two (2) years following the date he ceases to be an employee of FNEDC or the P.C. for any reason:

                  (a) solicit any persons who are at any time patients of the P.C., nor suggest, request or direct that any such patients request that medical records be copied or otherwise removed or transferred from the P.C. office, nor remove or copy any medical records or patient or mailing lists; or

                  (b) hire, seek to hire or assist in hiring any employee, agent or independent contractor of the P.C. or FNEDC or induce or seek to induce, or take action which results in the termination of employment or other arrangements between FNEDC or the P.C. and such employee, agent or independent contractor or otherwise interferes with such employment or arrangements.


                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         X.1. Survival. Shareholder and FNEDC agree that (i) the covenants, representations and warranties contained in this Agreement shall survive for a period of three years from the Closing Date, except that the representations, warranties and covenants contained in Section 4.2(i) shall survive until the applicable tax statutes of limitations relating thereto shall have run, (ii) the representations, warranties and covenants contained in Section 4.2(m) shall survive indefinitely, (iii) the provisions of Article IX shall survive the Closing Date for the period specified therein; (iv) the provisions of this
Article X shall survive the Closing Date for an indefinite period, and (v) the provisions of Article XI shall survive for so long as Shareholder is employed by the P.C.

         X.2. Indemnification of FNEDC. (a) Shareholder agrees to indemnify FNEDC and hold it harmless against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities, including reasonable attorneys' fees (i) which arise or result from or are related to any breach or failure of Shareholder to perform any of his representations and warranties, commitments, obligations, covenants or conditions hereunder, (ii) which result from any actions of Shareholder, the Company or its employees or agents taken prior to the Closing Date or the operations of the Company prior to the Closing Date; and (iii) which result from the failure of the transfer and delivery of the Company Stock, the Trademarks and the Other Documents from Shareholder to FNEDC to cause FNEDC to acquire good and marketable title to all of the issued and outstanding Company Stock, the Trademarks and the Other Documents, free and clear of any liens, encumbrances, restrictions on transfer, charges or claims unless such failure is caused by the action of FNEDC.

         (b) Shareholder shall indemnify, defend and hold harmless FNEDC, the P.C., and each of their respective affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all taxes (including, without limitation, additional taxes resulting from disallowed deductions under Section 404 of the Code) losses, liabilities, claims, damages, obligations, payments, costs and expenses including, without limitation, attorneys' fees, arising out of or relating in any manner to (i) the establishment or administration of any Plan to the Closing Date; and (ii) failure by Shareholder to fulfill his post-Closing duties under Section 8.4 above, or (iii) any audit of a Plan performed by any governmental unit, including but not limited to the Internal Revenue Service and the U.S. Department of Labor, after the Closing Date.

         X.3. Indemnification of Shareholder. FNEDC agrees to indemnify Shareholder and hold him harmless against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including reasonable attorneys' fees) which (a) arise or result from or are related to any breach or failure of FNEDC to perform any of its representations and warranties, commitments, obligations, covenants or conditions hereunder, or (b) arise or result from any actions of FNEDC, its employees or agents (other than Shareholder) taken after the Closing Date.

         X.4. Procedure for Indemnification. Any party making a claim for indemnification hereunder shall notify the indemnifying party of the claim in writing, describing the claim, the amount thereof, and the basis therefor. The party from whom indemnification is sought shall respond to each such claim within 30 days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the party seeking indemnification until the later of (a) the expiration of the 30-day response period (unless reasonably necessary to protect the rights of the party seeking indemnification), or (b) 30 days following the termination of the 30-day response period if a response received within such 30-day period by the party seeking indemnification requested an opportunity to cure the matter giving rise to indemnification (and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured within such 30-day cure period). If such demand is based on a claim by a third party, the indemnifying party shall have the right to assume the entire control of the defense, compromise or settlement thereof, including at its own expense, employment of counsel reasonably satisfactory to the indemnified party, and, in connection therewith, the party claiming indemnification shall cooperate fully to make available to the defending party all pertinent information under its control. No claim for indemnification resulting from the breach or falsity or any of the representations or warranties set forth herein or in any certificate or other instrument delivered pursuant hereto shall be made after a date on which such representation, warranty or agreement shall have expired under the provisions of
Article XI hereof.



                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

         (a) The post-Closing occurrence of any of the following conditions or events shall be deemed a "Termination Event":

         (i) FNEDC ceases all of its operations for more than thirty (30) consecutive days; or

         (ii) FNEDC fails generally to pay its debts as they become due ("Insolvency") and such Insolvency is not cured within forty-five (45) days following the earlier of its occurrence or the filing of a petition for debtor's relief or a confession of Insolvency made by FNEDC in any administrative, judicial or regulatory proceeding; or

         (iii) FNEDC or the P.C. makes an assignment for the benefit of its creditors or voluntarily files a petition in bankruptcy which petition is not dismissed within sixty (60) days following the filing thereof; or

         (iv) an involuntary filing of a petition in bankruptcy with respect to FNEDC or the P.C. is made and not dismissed within sixty
                  (60) days following notice thereof to FNEDC or the P.C., as the case may be;

         (v) the net book value (including goodwill) of FNEDC, determined in accordance with generally accepted accounting principles and as reflected in any financial statements of FNEDC, is less than $250,000; or

         (vi) FNEDC or P.C. fails, after opportunity to cure as set forth in this Agreement and/or the Dental Employment Agreement, to pay any of its and/or their payment obligations to Shareholder set forth herein or in the Dental Employment Agreement.

         (b) Upon the occurrence of a Termination Event, Shareholder (assuming that he remains employed by the P.C. at such time), at Shareholder's option, may require the parties hereto to take the actions specified in this
Article XI. Specifically, if Shareholder so elects, within thirty (30) days following the occurrence of a Termination Event, FNEDC shall vacate and surrender the Premises (as such term is defined in the Lease Agreement) and such Lease Agreement shall be deemed terminated. FNEDC shall also give or cause the P.C., as appropriate, to give each former employee of the Company who is then employed by FNEDC or the P.C. an option to terminate his/her employment with FNEDC or the P.C. without penalty, and shall permit Shareholder to recruit such individual(s) for employment by Shareholder. FNEDC shall, at Shareholder's option, transfer or cause the P.C. or any affiliate of FNEDC which then holds such assets to transfer, to Shareholder or his designees, all of the assets formerly owned and/or leased by the Company which are then owned and/or leased by FNEDC, the P.C. or any of their affiliates, for the fair market value of those assets at such time as determined by appraisal in accordance with the procedures set forth in paragraph (c) below; provided, however, that if the

Termination Event is for reasons set forth in paragraphs (a)(iii) or (a)(iv) above, Shareholder may repurchase the tangible assets only. FNEDC shall cause the P.C. to transfer to Shareholder copies of the dental records of any patient who authorizes transfer of his/her dental records to Shareholder. Upon the election by Shareholder to exercise his rights under this Article XI, the Shareholder's Dental Employment Agreement will be deemed terminated.

         (c) FNEDC and Shareholder shall use their best efforts to mutually select an appraiser. In the event FNEDC and Shareholder fail to agree upon the name of an appraiser within ten (10) days following Shareholder's notification to FNEDC of Shareholder's election to exercise his rights pursuant to this
Article XI, each of FNEDC and Shareholder shall select one appraiser and the two selected appraisers shall, in turn, appoint a third independent and impartial appraiser (the "Third Appraiser"). The appraisal of the assets by the Third Appraiser shall be binding upon the parties thereto, and the actual, documented and reasonable expenses of such Third Appraiser's appraisal shall be equally borne by FNEDC and Shareholder.


                                   ARTICLE XII

                            CONFIDENTIAL INFORMATION

         The parties hereby acknowledge the confidential nature of this Agreement and the transactions contemplated hereby. Except as otherwise required by law, the parties agree to hold in confidence all financial information and other confidential data and information acquired from one another, and shall not use or divulge to third parties any such data or information. No party shall make any announcement or otherwise disclose any information concerning the transaction contemplated by this Agreement to any person (other than such party's employees and professional advisors on a need-to-know basis) without the consent of the other party. This Article XII shall survive the termination of this Agreement for any reason.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         XIII.1. Notices. All notices to a party hereunder shall be deemed to have been adequately given if delivered in person or mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

                           To Shareholder:

                                    Frank Weisner, D.M.D., P.C.
                                    844 West Street
                                    Leominister, Massachusetts  01453
                           with a copy to:

                                    Harvey Goldstein, Esq.
                                    Goldstein & Goldstein, Esqs.
                                    1622A Beacon Street
                                    Brookline, Massachusetts 02146

                           To FNEDC:

                                    First New England Dental Centers, Inc.
                                    85 Devonshire Street, 2nd Floor
                                    Boston, Massachusetts 02109
                                    Attention:  President

                           with a copy to:

                                    Michael L. Blau, Esq.
                                    McDermott, Will & Emery
                                    75 State Street, 17th Floor
                                    Boston, Massachusetts 02109

         XIII.2. No Waiver. No failure to exercise and no delay in exercising, on the part of FNEDC or Shareholder, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided are cumulative and not exclusive of any rights provided by law.

         XIII.3. Amendments and Waivers. This Agreement may be modified or amended only by a writing signed by each party hereto. No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision.

         XIII.4. Governing Law; Headings. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. The descriptive headings of the several Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         XIII.5. No Assignment. None of the parties hereto may assign this Agreement or any of their respective rights or obligations hereunder without first obtaining the prior written consent of the other parties hereto.

         XIII.6. Binding Effect and Benefits; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns.

         XIII.7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior discussions, understandings and agreements concerning the matters covered hereby.

         XIII.8. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         XIII.9. Transfer Taxes. All stock transfer taxes, if any, incident to the sale of the Shares shall be paid by Shareholder.

         XIII.10. Arbitration. Any disputes arising among the parties to this Agreement shall be settled by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association. In the event that a dispute arises which requires arbitration under this Section 13.10, the parties shall attempt to agree upon one arbitrator to resolve such dispute. In the event that the parties are unable to agree upon an arbitrator within 14 days, then each party shall choose one arbitrator and the arbitrators chosen by the parties shall choose a single arbitrator who shall resolve such dispute. Each party shall bear its respective costs of the arbitration. The award so rendered shall be final and the prevailing party in any such arbitration shall be entitled to have the arbitrators' award enforced by any court of competent jurisdiction.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first set forth above.


                                     FRANK WEISNER, D.M.D., ORTHODONTIST, P.C.


                                By:  _________________________________
                                     Frank Weisner, D.M.D.
                                     President


                                     _________________________________
                                     FRANK WEISNER, D.M.D.


                                     FIRST NEW ENGLAND DENTAL CENTERS, INC.


                                 By: _________________________________
                                     Jerald Robbins, President

                                    SCHEDULES
                                       AND
                                    EXHIBITS

Schedule 4.1(f)             FNEDC Litigation Matters
Schedule 4.2(c)             Company Commitments with Respect to Capital Stock
Schedule 4.2(e)             Financial Information
Schedule 4.2(f)             Company Liabilities
Schedule 4.2(g)             Title Exceptions
Schedule 4.2(i)             Tax Deficiencies and/or Claims
Schedule 4.2(k)             Insurance
Schedule 4.2(l)             Employment and Consulting Agreements
Schedule 4.2(m)             Benefit Plans
Schedule 4.2(n)             Material Contracts
Schedule 4.2(p)             Banking Relationships
Schedule 4.2(q)             Consents
Schedule 4.2(r)             Authorizations
Schedule 4.2(s)             Exception to Accounts Receivable
Schedule 4.2(t)             Company Litigation


Exhibit 6.1(d)       Dental Employment Agreement
Exhibit 6.1(e)       Restated Articles of Organization
Exhibit 6.1(f)(1)           Lease Amendment
Exhibit 6.1(f)(2)           Assignment and Assumption Agreement
Exhibit 6.1(f)(3)           Lease Consent
Exhibit 6.1(i)              Consulting Agreement

                                 SCHEDULE 4.1(f)

                                FNEDC Litigation

         On October 29, 1996, Periodontology Associates, Ltd. ("Periodontology") and Richard L. Glick, D.D.S. (collectively, the "Plaintiffs") commenced an action in the State of Rhode Island Superior Court against FNEDC and the P.C. seeking unspecified damages. In Count One, the complaint alleges that Periodontology and FNEDC entered into a valid and enforceable contract whereby FNEDC would purchase Periodontology, and that FNEDC has breached the contract by refusing to proceed with the purchase under the terms of the contract. In Count Two, the complaint further alleges that on June 18, 1996, Dr. Glick and the P.C. entered into a valid and enforceable employment agreement under which the P.C. agreed to employ Dr. Glick. Moreover, the complaint alleges that the P.C. has failed and refused to employ Dr. Glick under the terms of their agreement. The defendants will file an answer denying the material allegations of the complaint and raising appropriate affirmative defenses. Alternatively, the defendants may move to dismiss the complaint for failure to state a claim upon which relief can be granted.

                                 SCHEDULE 4.2(c)

                    Commitments with Respect to Capital Stock

                                      None

                                 SCHEDULE 4.2(e)

                              Financial Information

                                  See Attached

                                 SCHEDULE 4.2(f)

                               Company Liabilities

                                      None

                                 SCHEDULE 4.2(g)

                                Title Exceptions

                                      None

                                 SCHEDULE 4.2(i)

                         Tax Deficiencies and/or Claims

                                      None

                                 SCHEDULE 4.2(k)

                                    Insurance

         1.       Professional Malpractice Liability - See Attached.

         2.       Eastern Dental Insurance Company - general office liability.

                                 SCHEDULE 4.2(l)

                           Employees and Compensation

                                      None

                                 SCHEDULE 4.2(m)

                                  Benefit Plans

         1.       Profit-Sharing Plan (see copy attached).

         2. HMO Blue Health Insurance for Shareholder, Judy Tappley and Sharon Goodgion.

         3. All Company employees are entitled to three weeks paid vacation (full-time equivalent) other than Elizabeth Mooney, who is entitled to one week paid vacation.

                                 SCHEDULE 4.2(n)

                               Material Contracts

         1. Lease between Gardner Showplace Realty Trust and Company made as of June 1, 1996 (see copy attached).

         2. Lease between Company and Shareholder dated as of March 1, 1996 (see copy attached).

         3. Lease between Mary Calagione and Cynthia Wadman as lessors and Shareholder dated as of September 1, 1994 (see copy attached).

         4.       Blue Cross/Blue Shield

                                 SCHEDULE 4.2(p)

                              Banking Arrangements

         1. Frank Weisner, D.M.D., Orthodontist, P.C., Bank of Boston, Acct. #5112503954507957.

                                 SCHEDULE 4.2(q)

                                    Consents

         1. Department of Public Health, Radiation Control Program, Certificate of Registration, Radiation Control No. 6441, Expires 12/31/96. (See copy attached).

                                 SCHEDULE 4.2(r)

                                 Authorizations

         1. Commonwealth of Massachusetts, Dental License No. 12154, Expires 3/31/98. (See copy attached).

         2. Department of Public Health, Radiation Control Program, Certificate of Registration, Radiation Control No. 6441, Expires 12/31/96. (See copy attached).

         3. Controlled Substances Registration Certificate, Drug Enforcement Administration, DEA #AW9790090, Expires 5/31/96. (See copy attached).

                                 SCHEDULE 4.2(s)

                        Exceptions to Accounts Receivable

                                      None

                                 SCHEDULE 4.2(t)

                                   Litigation

                                      None

                                 EXHIBIT 6.1(d)

                           Dental Employment Agreement

                                 EXHIBIT 6.1(e)

                        Restated Articles of Organization

                                EXHIBIT 6.1(f)(1)

                                 Lease Amendment

                                EXHIBIT 6.1(f)(2)

                       Assignment and Assumption Agreement

                                EXHIBIT 6.1(f)(3)

                                  Lease Consent

                                 EXHIBIT 6.1(i)

                              Consulting Agreement

                                TABLE OF CONTENTS
                                                                                                                       Page

ARTICLE I...............................................................................................................  1
         THE MERGER ....................................................................................................  1
         1.1.         The Merger........................................................................................  1
         1.2.         Effective Time of the Merger......................................................................  2

ARTICLE II..............................................................................................................  2
         THE SURVIVING CORPORATION......................................................................................  2
         2.1.         Certificate of Incorporation......................................................................  2
         2.2.         By-Laws...........................................................................................  2
         2.3.         Board of Directors and Officers...................................................................  2

ARTICLE III.............................................................................................................  3
         CONVERSION OF SHARES...........................................................................................  3
         3.1.         Consideration.....................................................................................  3
         3.2.         Status of FNEDC Common Stock......................................................................  3
         3.3.         Delivery of Certificates and Consideration........................................................  3
         3.4.         Business Valuation................................................................................  3
         3.5.         Closing of Transfer Books.........................................................................  4

ARTICLE IV..............................................................................................................  4
         REPRESENTATIONS AND WARRANTIES.................................................................................  4
         4.1.         Representations and Warranties of FNEDC...........................................................  4
                      (a)  Organization, Power and Standing.............................................................  4
                      (b)  Power and Authority Relative to Transaction..................................................  4
                      (c)  Valid and Binding Obligation.................................................................  4
                      (d)  Required Consents............................................................................  5
                      (e)  No Brokers...................................................................................  5
                      (f)  Litigation...................................................................................  5
                      (g)  Due Issuance.................................................................................  5
                      (h)  Continuity of Business Enterprise............................................................  5
                      (i)  Capitalization...............................................................................  5
                      (j)  Qualification to Do Business.................................................................  5
                      (k)  Financial Statements.........................................................................  5
                      (l)  Disclosure...................................................................................  6
         4.2.         Representations and Warranties Concerning the Company.............................................  6
                      (a)  Organization, Power and Standing.............................................................  6
                      (b)  Subsidiaries and Interest in Other Entities..................................................  6
                      (c)  Capitalization...............................................................................  6
                      (d)  Qualification to do Business.................................................................  7
                      (e)  Financial Statements.........................................................................  7
                      (f)  Absence of Undisclosed Liabilities...........................................................  7
                      (g)  Title to Properties, Etc.....................................................................  7
                      (h)  Conduct of Business; Absence of Material Adverse Changes.....................................  8
                      (i)  Tax Returns and Payments..................................................................... 10

                      (j)  Compliance with Laws......................................................................... 10
                      (k)  Insurance.................................................................................... 10
                      (l)  Employees and Compensation................................................................... 11
                      (m)  Employee Benefits............................................................................ 11
                      (n)  Material Contracts........................................................................... 13
                      (o)  Books and Records............................................................................ 15
                      (p)  Banking Relationships........................................................................ 15
                      (q)  Required Consents, Etc....................................................................... 15
                      (r)  Licenses and Permits......................................................................... 15
                      (s)  Accounts Receivable.......................................................................... 15
                      (t)  Litigation................................................................................... 16
                      (u)  No Brokers................................................................................... 16
                      (v)  Disclosure................................................................................... 16
                      (w)  No Offer..................................................................................... 16
         4.3.         Representations and Warranties Concerning Shareholder............................................. 17
                      (a)  Title........................................................................................ 17
                      (b)  Due Issuance................................................................................. 17
                      (c)  Validity and Enforceability.................................................................. 17
                      (d)  No Brokers................................................................................... 17
                      (e)  Dental Practice.............................................................................. 17
                      (f)  Purchase For Own Account..................................................................... 18
                      (g)  Reliance Upon Shareholder's Representations.................................................. 18
                      (h)  Experience................................................................................... 18
                      (i)  Accredited Investor.......................................................................... 18
                      (j)  Restricted Securities........................................................................ 18
                      (k)  Illiquidity; Value of Shares................................................................. 18
                      (l)  Legend....................................................................................... 19
                      (m)  Authority.................................................................................... 19

ARTICLE V............................................................................................................... 19
         ADDITIONAL COVENANTS AND AGREEMENTS............................................................................ 19
         5.1.         FNEDC's Access to Information..................................................................... 19
         5.2.         Shareholder's Consents and Approvals.............................................................. 20
         5.3.         Registration Rights............................................................................... 20
         5.4.         Assignment of Trademarks and Other Agreements..................................................... 21

ARTICLE VI.............................................................................................................. 21
         CONDITIONS TO CLOSING.......................................................................................... 21
         6.1.         Conditions Precedent to FNEDC's Obligations....................................................... 21
                      (a)  Representations and Warranties True; Obligations Performed................................... 21
                      (b)  Delivery of Certificates..................................................................... 21
                      (c)  Required Consents............................................................................ 21
                      (d)  Dental Employment Agreement.................................................................. 21
                      (e)  Filing of Restated Articles of Organization.................................................. 21
                      (f)  Lease(s)..................................................................................... 22
                      (g)  Legal Opinion from Counsel for Shareholder................................................... 22
                      (h)  Employment Agreements........................................................................ 22

                      (i)  Consulting Agreement......................................................................... 22
         6.2.         Conditions Precedent to Company's Obligations..................................................... 22
                      (a)  Representations and Warranties True; Obligations Performed................................... 22
                      (b)  Dental Employment Agreement.................................................................. 23
                      (c)  FNEDC's Covenant With Respect To The Company's Employees..................................... 23
                      (d)  Legal Opinion from Counsel to FNEDC.......................................................... 23
                      (e)  Unaudited Financial Statements............................................................... 23

ARTICLE VII............................................................................................................. 23
         CLOSING AND DELIVERIES......................................................................................... 23
         7.1.         Date and Place of Closing......................................................................... 23
         7.2.         Deliveries at Closing by Shareholder.............................................................. 23
         7.3.         Deliveries by FNEDC............................................................................... 24

ARTICLE VIII............................................................................................................ 24
         POST-CLOSING MATTERS........................................................................................... 24
         8.1.         Further Assurances................................................................................ 24
         8.2.         Benefits-Related Matters.......................................................................... 25
         8.3.         Access to Records................................................................................. 25

ARTICLE IX.............................................................................................................. 25
         NON-COMPETITION AGREEMENT AND NON-SOLICITATION AGREEMENT....................................................... 25
         9.1.         Non-Competition................................................................................... 25
         9.2.         Non-Solicitation.................................................................................. 26

ARTICLE X............................................................................................................... 26
         SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION................................................................... 26
         10.1.        Survival.......................................................................................... 26
         10.2.        Indemnification of FNEDC.......................................................................... 26
         10.3.        Indemnification of Shareholder.................................................................... 27
         10.4.        Procedure for Indemnification..................................................................... 27

ARTICLE XI.............................................................................................................. 28
         TERMINATION OF AGREEMENT....................................................................................... 28

ARTICLE XII............................................................................................................. 29
         CONFIDENTIAL INFORMATION....................................................................................... 29

ARTICLE XIII............................................................................................................ 30
         MISCELLANEOUS.................................................................................................. 30
         13.1.        Notices........................................................................................... 30
         13.2.        No Waiver......................................................................................... 30
         13.3.        Amendments and Waivers............................................................................ 31
         13.4.        Governing Law; Headings........................................................................... 31
         13.5.        No Assignment..................................................................................... 31
         13.6.        Binding Effect and Benefits; Assignment........................................................... 31


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

         13.7.        Entire Agreement.................................................................................. 31
         13.8.        Counterparts...................................................................................... 31
         13.9.        Transfer Taxes.................................................................................... 31
         13.10.       Arbitration....................................................................................... 31



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